Exhibit 10.1

REVOLVING CREDIT FACILITY LOAN AND SECURITY AGREEMENT

This REVOLVING CREDIT FACILITY LOAN And SECURITY AGREEMENT (“Agreement”) is made as of November 14, 2018 (the “Effective Date”) by and between C-Bond Systems, Inc. (fka WestMountain Alternative Energy, Inc.), a Colorado corporation having its principal place of business, as of the Effective Date, at 6035 South Loop East, Houston, Texas 77033 (the “Company”), and BOCO Investments, LLC, a Colorado limited liability company (“Lender”).

RECITALS:

The Company is in need of a credit facility to provide additional working capital with the goal of, among other things, growing the Company’s inventory and accounts receivable. Lender has agreed to provide the Company with such a facility for a term of twenty four (24) months subject to the terms and conditions specified herein.

AGREEMENT:

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and Lender, intending to be legally bound, hereby agree as follows:

1.	Amount and Terms of the Loans.

1.1 The Loans. Subject to and in accordance with the terms and conditions of this Agreement and the Note (as defined below), Lender agrees to lend to the Company up to the principal sum of Four Hundred Thousand Dollars ($400,000) (the “Maximum Loan Amount”) against the issuance and delivery by the Company of the Secured Promissory Note in the form attached hereto as Exhibit A and incorporated herein (the “Note”) for use as working capital and to assist in inventory acquisition. Upon and subject to the terms and conditions set forth herein, Lender may make loans to Company at any time and from time to time during the twenty four (24) month period from the Effective Date through November 14, 2020 (“Commitment Period”), up to an aggregate amount not to exceed the Maximum Loan Amount. In no event shall Lender be required to make any loans hereunder after the expiration of the Commitment Period. At any time when there is no amount owed by Company to Lender under this Agreement, the Company may terminate this Agreement upon written notice to Lender.

(a) The Initial Loan. At Closing (as defined herein), Lender shall advance the initial loan to the Company in the amount of Two Hundred Thousand Dollars ($200,000).

(b) Additional Principal Loans. Provided Company is not in default under the Note or this Agreement (collectively, the “Transaction Agreements”) or any other agreement between Company and Lender, and the outstanding principal due and owing under the Transaction Agreements is less than the Maximum Loan Amount, Company may request in writing that Lender make additional loans to Company. All such requests must be made by the Company to Lender in writing (each a “Loan Request”) at least eight (8) Business Days prior to the proposed funding of the loan specifying the amount and proposed funding date of the loan (“Loan Date”). At least four (4) Business Days prior to the Loan Date the Company shall provide Lender with such information and supporting documentation as Lender may request (in its sole and absolute discretion) to permit Lender to evaluate and/or substantiate each Loan Request (the “Supporting Documents”). Each Loan Date must be between Monday and Thursday, and not on a day that is a federal legal holiday (“Business Day”). Lender may approve or deny any Loan Request or modify the Loan Date in its sole and absolute discretion. If Lender has approved a given Loan Request, Lender will transfer the applicable loan proceeds to the Company (or such other recipient as may be agreed upon between Lender and Company as a condition to approval of the Loan Request) on the Loan Date (as may be modified by Lender) via cash, wire transfer, or certified funds provided: (1) Company has then complied with all conditions to Lender’s approval of the Loan Request and all other conditions precedent to funding the Loan Request; (2) Company has certified in writing its agreement with Lender’s Schedule (as defined below) reflecting amounts that will be outstanding under the Note as of the Loan Date; and, (3) Company is otherwise not in default under the Transaction Agreements or any other agreement between Lender and the Company.

(c) No Obligation to Advance. With the exception of the Initial Loan identified in Section 1.1(a) above, Lender shall have no obligation to advance any funds to Company. Lender may approve or deny any Loan Request in its sole and absolute discretion. Lender may establish such conditions to granting or approving a Loan Request as it determines are appropriate in its sole and absolute discretion. Lender may require additional documents, actions, assurances, or agreements as a condition precedent to disbursing any loan proceeds hereunder as Lender may determine, in its sole and absolute discretion, are reasonably necessary to protect the interests of Lender hereunder (including, without limitation, evidence of compliance with the covenants set forth herein and waiver/estoppel agreements affirming Company has no claims against Lender as of the Loan Date). Company shall be responsible for reasonable costs and fees incurred in connection with Lender’s evaluation, documentation or granting of any Loan Request in the same fashion set forth in Section 10.12 hereof.

1.2 Recording of Loans and Repayments. Lender shall keep a spreadsheet (the “Schedule”) in which Lender shall enter: (a) the principal amount of each loan it makes to the Company; (b) interest, fees or other charges payable by Company pursuant to the Transaction Agreements; (c) the amount of any payment made by the Company in satisfaction of any amount due under the Transaction Agreements; (d) the manner in which any payment by the Company is applied; and, (e) the outstanding principal and interest balance under the Note as of the date of each payment or Loan Date. Lender need not calculate accrued interest, penalties or other amounts except on payment dates or Loan Dates (such that the Schedule may accurately reflect amounts due and owing on such dates). The Company hereby authorizes Lender to keep the Schedule described herein and agrees that the outstanding principal and interest amounts shown in the Schedule shall constitute conclusive evidence of all loans and repayments and the dates thereof and of the outstanding amounts due under the Transaction Agreements at any given point in time. The Company hereby appoints Lender as its attorney in fact to make all such entries on the Schedule, and such appointment is coupled with an interest and shall be irrevocable. Should the Company believe the liabilities and payments reflected in the Schedule are inaccurate, such amounts shall nonetheless remain controlling unless the Company can establish, by clear and convincing evidence, that the balance due and owing under the Note is different than that reflected in the Schedule. All payments received from Company for application to amounts due under the Note shall first be applied to interest, then to any costs, fees or other amounts chargeable by Lender under the Transaction Agreements, then to outstanding principal. Lender’s failure to include all amounts properly chargeable under the Transaction Agreements as of a given payment or Loan Date shall not act as a waiver of Lender’s entitlement to such amounts and Lender may at all times prior to obtaining a final judgment or acknowledging repayment in full of the Note amend its calculations in the Schedule to ensure Lender receives the full benefit of all amounts due and owing under the Transaction Agreements.

1.3 Other Loan Terms. The outstanding principal advanced to Company pursuant to the Transaction Agreements shall bear interest at the rate of twelve percent (12%) per annum, compounded annually. All costs, fees or other amounts (other than interest) chargeable to Company by Lender under the Transaction Agreements shall be added to the outstanding principal on the date such sums are incurred or on the date they become due and owing from Company, whichever is later. Upon the occurrence of an Event of Default under the Transaction Agreements, all amounts then outstanding (including principal and interest) shall bear interest at the rate of eighteen percent (18%) per annum, compounded annually until the Event of Default is cured. Notwithstanding any other provision of the Transaction Agreements, interest under the Transaction Agreements shall not exceed the maximum rate permitted by law. If any amount is paid under the Transaction Agreements as interest in excess of such maximum rate, then the amount so paid will not constitute interest but will constitute a payment on account of the principal amount advanced to the Company pursuant to the Transaction Agreements. If such excessive interest exceeds the unpaid principal balance of the Note, such excess shall be refunded to the Company.

2.	Inventory Covenants.

2.1 December 31, 2018 Inventory and AR Covenant. Company shall achieve an accounts receivable (“AR”) balance plus inventory (defined herein, when not capitalized, as goods held by Company for sale or lease, or to be furnished under a contract of service, to third parties) balance equal to the unpaid principal balance of the Note on or before December 31, 2018. Company shall document its compliance with this Section 2.1 with evidence acceptable to Lender in Lender’s sole and absolute discretion.

2.2 Covenant period extension. In the event that the Company’s AR balance plus inventory balance is less than the unpaid principal balance of the Note as of December 31, 2018 (violating the inventory plus AR covenant in Section 2.1 above), the Company shall have 45 days (through and until February 15, 2019) to cure such violation and establish AR plus inventory equal to the unpaid principal balance of the Note. Company shall document its compliance with this Section 2.2 with evidence acceptable to Lender in Lender’s sole and absolute discretion.

2.3 Post March 31, 2019 Inventory and AR Covenant. Commencing March 31, 2019 and at all times thereafter through the remainder of the Commitment Period and for so long thereafter as there is any amount still due and owing under the Note, Company must maintain AR balances and inventory such that the outstanding principal borrowed by Company under the Transaction Agreements is less than or equal to eighty five percent (85%) of AR plus fifty percent (50%) of inventory, all as measured at the same point in time. Thus, by way of example, if the Company’s AR as of March 31, 2019 is $405,000 and the principal borrowed under the Transaction Agreements was $400,000, the Company’s inventory would have to be at least $111,501 for the Company to remain in compliance with the covenant set forth in this Section 2.3. In the event the Company at any time violates the covenant set forth in this Section 2.3, it must cure such violation within ten (10) Business Days by paying down the outstanding principal borrowed under the Transaction Agreements until such point as the Company is in compliance with the covenants set forth in this Section 2.3. Commencing May 15, 2019 and on or before the 10th day of every fiscal quarter thereafter, Company shall affirm to Lender in writing its compliance with the covenants set forth in this Section 2.3 as of the end of the quarter previously concluded and shall provide Lender with financial statements or balance sheets evidencing such compliance. Company shall provide similar confirmation on such other dates as may be requested by Lender. Company shall provide such additional evidence and documents to demonstrate its compliance with the covenants in this Section 2.3 as Lender may request. Company’s compliance with the covenants in this Section 2.3 must be demonstrated with evidence acceptable to Lender in Lender’s sole and absolute discretion.

2.4 Use of sales proceeds attributable to cost of goods sold. The term cost of goods sold (“COGS”) is defined as the amount paid by the Company to manufacture or otherwise acquire the inventory that is conveyed or provided to the Company’s customer in a sales transaction. The Company represents and warrants that all tangible products or goods conveyed or provided to the Company’s customers in sales transactions (i.e., inventory as defined above) are, prior to such sale(s) occurring, accounted for as “inventory” on the Company’s balance sheets. For the duration of the Commitment Period and for so long thereafter as there is any amount due and owing under the Transaction Agreements, the Company shall use the portion of each sales transaction attributable to COGS for the sole purpose of acquiring additional inventory for use in future sales transactions or paying Lender for amounts then due and owing under the Transaction Agreements. Company shall document its compliance with this Section 2.4 with evidence acceptable to Lender in Lender’s sole and absolute discretion.

3.	The Closing.

3.1 Closing Date. The closing of the loan (the “Closing”) shall be held as of the date hereof or such other date as may be mutually agreed upon in writing between Lender and Company (the “Closing Date”).

3.2 Delivery. At or before the Closing the Company shall duly execute and issue and deliver to Lender an original wet-signed counterpart of the Note.

4.	Repayment.

4.1 At term. Company must repay all principal, interest and other amounts then outstanding under the Transaction Agreements on or before the final day of the Commitment Period (which is defined and referred to in the Note as the Maturity Date). Compliance with this Section 4.1 requires the Company to ensure that there are no sums still due and owing under the Transaction Agreements after the Maturity Date (as defined in the Note).

4.2 To maintain covenant compliance. In the event that the Company violates the covenants set forth in Section 2.3 above, the Company shall make such mandatory pre-payments to Lender as are necessary to bring the Company into compliance as described in Section 2.3.

4.3 Mandatory Monthly Interest Payments. Commencing on January 10, 2019 and on or before the 10th day of each month thereafter, Company shall pay Lender all interest accrued on outstanding principal under the Transaction Agreements as of the end of the month then concluded. Thus, by way of example, on or before January 10, 2019, Company shall pay all interest accrued under the Transaction Agreements for the time period from Closing through December 31, 2018. Then, on or before February 10, 2019, Company shall pay all interest accrued under the Transaction Agreements for the time period from January 1, 2019 through January 31, 2019, and so on.

5.	Security Agreement.

5.1 Grant of Security Interest. As security for the Obligations (as defined below), Company hereby grants to Lender a security interest in Company’s right, title and interest in, to and under the following property of Company wherever located and whether now owned or existing or hereafter acquired, arising or coming into existence, and including all Proceeds (including but not limited to proceeds from any insurance insuring the same against risk of loss or non-payment), products, accessions, additions, substitutions, rents, profits and replacements thereof, (collectively, the “Collateral”):

all Inventory, Equipment, Fixtures, Goods, Accounts, account receivables, contract rights, Commercial Tort Claims, Chattel Paper (tangible and electronic), Deposit Accounts, Documents, General Intangibles, payment intangibles, Software, Instruments, Promissory Notes, Investment Property, Letter-of-Credit Rights and letters-of-credit, and Supporting obligations, intellectual property (including, and without limitation, patents, patent applications, copyrights, trademarks and trade secrets), license rights, distribution rights, and rights to sue for infringement of General Intangible or intellectual property rights.

All capitalized terms used in this Section 5 and not otherwise defined shall have the meanings given to such terms in the Uniform Commercial Code of the State of Colorado as in effect from time to time. The term “Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Transaction Agreements, including, without limitation, all principal, interest, fees, charges, expenses, attorneys’ fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

5.2 Liabilities Secured. The security interests granted herein shall be security for the performance of and timely payment of all the Obligations.

5.3 Seniority of Security Interest. The security interest granted herein shall be senior to all other security interests granted by Company subsequent to the date hereof and all security interests granted by Company prior to the date of this Agreement.

5.4 Filing and Perfection; Power-of Attorney. Immediately upon execution and delivery of this Agreement, Lender may take all steps necessary to perfect and evidence the perfection of the security interest granted herein, including but not limited to doing so by: (1) the completion and filing of UCC-1 Financing Statements where the Company has its chief executive office within the meaning of U.C.C. 9-307(b)(3) including but not limited to Texas; and, (2) the completion and filing of an appropriate patent assignment with the United States Patent and Trademark Office. In addition, the Company hereby covenants and agrees to take all such actions in connection therewith as the Lender may reasonably request, and to take such further or other actions in such regard as the Lender may reasonably request from time to time, including but not limited to any such actions relating to the renewal or extension of any provision for the continuing security interest of the Lender in the Collateral. The security interest granted herein shall be a first-priority security interest in the Collateral.

5.5 Company’s Representations and Warranties. Company represents and warrants to Lender, now and for so long as any portion of the Obligations remains outstanding, that:

(a) Ownership. Company is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Company acquires rights in the Collateral, will be the owner thereof) and that no other person or entity other than Company has (or, in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) any right, title, claim or interest (by way of security interest, lien or otherwise) in, against or to the Collateral, with the sole exception of the Permitted Liens (as defined below).

(b) Perfection. Upon the filing of a UCC-1 financing statement in the appropriate filing office, Lender shall have (or in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) a perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing. Upon the filing of a patent assignment in the appropriate filing office, Lender shall have a perfected security interest in those patents and patent applications included within the Collateral to the extent that a security interest in such patents and patent applications can be perfected by such filing.

5.6 Company’s Covenants. Until such time as the Obligations described herein are satisfied in full and this Agreement has been irrevocably terminated, Company hereby agrees that:

(a) Security. Company shall perform, or assist Lender in performing, all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the lien granted to Lender herein and the perfection and priority of such lien including: (i) to procure, execute and deliver from time to time any endorsements, assignments, financing statements, consents, landlord waivers or other writings reasonably necessary for Lender to perfect, maintain and protect its lien hereunder and the priority thereof; (ii) to appear in and defend any action or proceeding which may affect its title to or Lender’s interest in the Collateral; (iii) to permit Lender the right, at any time during normal business hours, upon reasonable prior notice, to visit and inspect the properties of Company and its corporate, financial and operating records, and make abstracts therefrom, and to discuss Company’s affairs, finances and accounts with its officers and independent public accountants; and (iv) to promptly notify Lender in writing if Company has, or believes it may have a Commercial Tort Claim and to provide a summary description of such claim.

(b) Sale of Collateral. Company shall not assign, sell, convey, lease, transfer, hypothecate, or dispose of the Collateral or any portion thereof to any third party without Lender’s prior written consent, other than the sales of Inventory to third parties in the normal course of business.

(c) Insurance. Company will at its own expense at all times keep all insurable Collateral insured against loss by damage, fire, theft and other extended coverage hazards. Upon request of Lender, Company shall cause Lender to be named as an additional insured on all insurance policies insuring any of the Collateral against risk of loss or non-payment and shall deliver certificates of insurance naming Lender as an additional insured. Lender will be a named insured without liability for premiums and will be the sole loss payee under all such insurance. On request by Lender, the Company will furnish Lender with certificates issued by the insurer(s) confirming that the insurance coverage required under this Agreement is maintained and in full force and effect. In addition, at the request of Lender, the original or certified copies of the actual policies showing the existence of insurance in accordance with this Agreement will be delivered to Lender. All insurance will provide for prompt written notice to Lender of any failure to pay a premium and for at least thirty (30) days’ prior written notice to Lender of cancellation or non-renewal of the policy and of any material change in the coverage or in any of the other terms of the insurance.

(d) Liens. Company will at all times keep the Collateral free from any adverse claims, liens, security interests, or encumbrances (other than Permitted Liens), and in good order and repair and will not waste, destroy or otherwise intentionally impair the value of all or any part of the Collateral. The term “Permitted Liens” means (i) liens for taxes not yet delinquent or liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (ii) liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (iii) liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and other liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; or (iv) liens in favor of Lender. Company shall defend the Collateral against, and take such other action as is necessary to remove, any and all claims, liens, security interests, or encumbrances on the Collateral except Permitted Liens.

(e) Taxes. Company will pay promptly when due all taxes, assessments, and other charges upon the Collateral.

(f) Maintenance. Company will provide for all maintenance, repairs and replacements to the Collateral in accordance with standard maintenance and repair procedures and upon request will promptly make available copies of all repairs, maintenance and test reports to Lender.

(g) Location of Collateral. Company shall not without prior written consent of Lender (i) change Company’s legal name or legal structure from a corporation, or (ii) change Company’s state of registration. Company shall immediately notify Lender in writing of any change in the location of its chief executive office or in the location where its books and records are kept.

(h) Intellectual Property. Company will perform all acts and execute all documents reasonably requested by Lender, including notices of security interest for each relevant type of intellectual property in forms suitable for filing with the United States Patent and Trademark Office or the United States Copyright Office, that may be necessary or desirable to record, maintain, preserve, protect and perfect Lender’s security interest in such intellectual property. Company specifically authorizes Lender to make any filings necessary or desirable to perfect and preserve its security interest in the intellectual property included within the Collateral. With respect to intellectual property, Company shall timely file and pay all maintenance fees for patents and renewal fees for trademarks and will promptly notify Lender in writing of any infringement litigation in connection with any of the intellectual property. Company shall promptly notify Lender in writing of all newly acquired or created intellectual property (including, without limitation, any patent applications submitted, and any patents granted, after the date of this Agreement). Such notice shall be considered timely if given on the same business day the patent application in question is submitted or that Company receives notice that the patent in question is granted.

5.7 Financing Statement. Company authorizes Lender to file, in jurisdictions where this authorization will be given effect, a UCC-1 Financing Statement and continuation statements (including “in lieu” continuation statements) describing the Collateral in the same manner as it is described herein in order to perfect and maintain Lender’s security interest in the Collateral. In addition, Company shall execute one or more Financing Statements and continuation statements (including “in lieu” continuation statements) and such other documents (and pay the cost of filing or recording the same) in all public offices deemed necessary or desirable by Lender to establish and maintain a valid security interest in the Collateral (free of all other liens and claims whatsoever) to secure the payment of the Obligations. Company shall promptly take all such further actions as reasonably requested by Lender to perfect and maintain its security interest in the Collateral.

6.	Representations and Warranties of the Company.

As of the Effective Date, Closing, the date of any Loan Request, all Loan Dates, and for the duration of time that any amount is outstanding under the Transaction Agreements, the Company represents and warrants to Lender as follows:

6.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Company has the requisite corporate power to own, lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

6.2 Corporate Power. The Company has and will have all requisite corporate power to execute and deliver the Transaction Agreements and to carry out and perform its obligations thereunder.

6.3 Authorization. All corporate action on the part of the Company, its directors and its shareholders necessary for the authorization, execution, delivery by the Company of the Transactions Agreements and the performance of the Company’s obligations hereunder and thereunder has been taken or will be taken prior to the Closing Date and prior to the Company making any Loan Request or accepting any disbursement of proceeds (or the benefit of any disbursement of proceeds paid to third parties) under the Transaction Agreements. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms.

6.4 Title to Properties and Assets; Liens, Etc. Except as disclosed in the Company’s filings with the Securities and Exchange Commission and publicly available on the EDGAR system (“SEC filings”), the Company has good and marketable title to, or valid leasehold interests in, its properties and assets, including the properties and assets currently used in its business, in each case subject to no Lien other than (i) the Lien of current taxes not yet due and payable, (b) Liens created in connection with the transactions contemplated hereby and (c) Liens and encumbrances which do not materially detract from the value subject thereto or materially adversely affect the Company or its business as conducted and proposed to be conducted. For the purposes hereof, the term “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

6.5 Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership or operation of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently proposed to be conducted.

6.6 Compliance with Other Instruments. The Company is not in violation or default of any term of, and the execution and delivery by the Company of the Transaction Agreements will not result in any violation or default with respect to, its articles of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ. The execution, delivery and performance of this Agreement and the other Transaction Agreements, and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with, give rise to any acceleration or right to accelerate, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any Lien upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

6.7 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, threatened against the Company that questions the validity of this Agreement or the other Transaction Agreements or which questions the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the business, assets, liabilities, operations or condition of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or, to the Company’s knowledge, threatened (or any basis therefor known by the Company) involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party to, or to its knowledge subject to, the provisions of any order, writ, injunction, judgment or decree of any arbitration panel or tribunal, court or other government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

6.8 Financial Statements. Except as disclosed in the Company’s SEC filings and balance sheets otherwise provided by Company to Lender, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and (ii) obligations under contracts and commitments incurred in the ordinary course of business, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with Generally Accepted Accounting Principles. Upon request of Lender, the Company will furnish Lender with quarterly, semiannual and annual profit and loss statements and balance sheets (collectively called the “Financial Statements”). The quarterly and semi-annual Financial Statements will be delivered to Lender within forty-five (45) days after the end of the applicable period; the annual Financial Statements will be delivered to Lender within ninety (90) days after the end of the Company’s fiscal year and will be reviewed by Company’s independent certified accountants. In addition, the Company will provide Lender with such other information about the Company, its financial condition, the Collateral and its other assets and its liabilities as Lender may from time to time request.

6.9 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement, the Transaction Agreements or any of the transactions contemplated hereby or thereby. The Company shall indemnify, protect and hold Lender harmless from all claims for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement, the Transaction Agreements or any of the transactions contemplated hereby or thereby.

6.10 Obligations of Management. Except as disclosed in the Company’s SEC filings, each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

6.11 Insurance. The Company has in full force and effect fire and casualty insurance policies in amounts customary for companies in similar businesses similarly situated.

6.12 Minute Books. The minute books of the Company contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

7.	Additional Covenants of the Company.

7.1 Covenants. For the duration of the Commitment Period and until the repayment in full of the outstanding principal and all accrued and unpaid interest and other amounts payable under the Note (whichever is longer), the Company covenants and agrees as follows:

(a) With the exception of sales of inventory to third parties in the ordinary course of business, the Company shall not undertake any disposition of material assets without the prior written approval of the Lender.

(b) The Company shall deliver to Lender (i) unaudited quarterly financial reports within thirty days after the end of each quarter, and (ii) a monthly accounting of the Company’s cash balance, AR and inventory. Both shall be in a format reasonably acceptable to the Lender.

(c) The Company shall not incur or agree to incur any indebtedness for borrowed money or financed equipment, or any trade debt in excess of $50,000 in the aggregate without the prior written consent of the Lender. All such indebtedness shall be on terms and conditions no more beneficial to a third-party lender than the terms and conditions set forth in the Transaction Agreements.

(d) The Company shall not pledge, encumber or grant any security interest in any assets of the Company or any of its subsidiaries to any third party without the prior written consent of the Lender, excluding the pledge of assets pursuant to this Agreement and the Note.

(e) Without the prior written approval of Lender, the Company shall not enter into any agreement or promise whereby the Company agrees to issue shares in the Company, warrants, options (excluding pursuant to an approved employee stock option plan), debt convertible into shares of the Company, or any other agreement, security, or instrument pledging to issue shares in the Company in consideration for property or services furnished or to be furnished to the Company or any third party.

(f) The Company shall keep its books and records, including balance sheets, financial statements, profit and loss statements, and other financial records and reports in accordance with Generally Accepted Accounting Principles.

(g) The Company shall at all times comply with all laws, rules, regulations orders or restrictions of any domestic or foreign government or any instrumentality or agency thereof that are applicable to Company. This obligation will include, without limitation, timely making all required tax filings and payments and the timely filing of all forms, documents and disclosures required or permitted of Company under the Securities Exchange Act of 1934, applicable rules of the Securities and Exchange Commission, or other actions necessary to maintain a public listing for the Company’s stock.

(h) Company shall not, without the prior written consent of Lender, adopt or agree to adopt any plan providing for its reorganization.

8.	Conditions to Disbursement of Loan Proceeds.

Lender’s obligations to consummate the Closing or make any and all loans (including loans made pursuant to Loan Requests) are subject to the fulfillment of all of the following conditions, any of which may be waived in whole or in part by Lender:

8.1 Representations and Warranties. The representations and warranties made by the Company in the Transaction Agreements shall have been true and correct when made, and shall be true and correct on the date of disbursement. The Company is not in breach of any of its obligations under the Transaction Agreements.

8.2 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing or disbursement, as applicable, and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Lender.

8.3 Transaction Agreements. The Company shall have duly executed and delivered to the Lender the following documents:

(a) This Agreement;

(b) The Note; and,

(c) All other documents or instruments that Lender may reasonably request in order to perfect the security interest granted by Company to Lender herein.

8.4 Supporting Documents. For all loans made pursuant to a Loan Request after Closing, Company shall have provided Lender with sufficient Supporting Documents (to be determined in Lender’s sole and absolute discretion).

8.5 Corporate Documents. The Company shall have delivered to the Lender each of the following:

(a) The Articles of Incorporation of the Company, certified as of a recent date prior to the Closing by the Secretary of State of Colorado.

(b) A Certificate of Good Standing or comparable certificate as to the Company, certified as of a recent date prior to the Closing by the Secretary of State of Colorado.

(c) A certificate of the Secretary of the Company, dated as of the Closing, certifying (a) that the Articles of Incorporation of the Company, delivered to Lender pursuant to Section 8.5(a) hereof, are in full force and effect and have not been amended, supplemented, revoked or repealed since the date of such certification; (b) that attached thereto is a true and correct copy of the Bylaws of the Company as in effect on the date of the Closing; (c) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of the Company and continuing in effect, which authorize the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and thereby; and (d) that there are no proceedings for the dissolution or liquidation of the Company (commenced or threatened); and

(d) A certificate of the Secretary of the Company, dated as of the Closing, certifying the incumbency, signatures and authority of the officers of the Company authorized to execute and deliver the Transaction Agreements on behalf of the Company and perform the Company’s obligations thereunder on behalf of the Company.

9.	Events of Default.

9.1 The occurrence of any one or more of the following shall constitute an “Event of Default” under all the Transaction Agreements:

(a) Company fails to pay timely any of the principal amount due under the Transaction Agreements on the date the same becomes due and payable or any accrued interest or other amounts due under the Transaction Agreements on the date the same becomes due and payable.

(b) Company breaches any provision, covenant or other representation, warranty, term or condition contained in this Transaction Agreements or any other note or agreement, of any kind or nature, between Company and Lender.

(c) Any representation or warranty of Company made in the Transaction Agreements or any other agreement, statement, certificate, or communication given to Lender be false or misleading in any material respect when made or become false or misleading in any material respect after Closing.

(d) Company shall (i) fail to make any payment when due under the terms of any bond, debenture, note or other evidence of indebtedness for money borrowed to be paid by Company and such failure shall continue beyond any period of grace provided with respect thereto, or (ii) default in the observance or performance of any other agreement, term or condition contained in any bond, debenture, note or other evidence of indebtedness for borrowed money.

(e) Company (i) files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect; (ii) makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; (iii) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (iv) is unable, or admits in writing its inability, to pay its debts generally as they mature, (v) is dissolved or liquidated; (vi) becomes insolvent (as such term may be defined or interpreted under any applicable statute); or (vii) takes any action for the purpose of effecting any of the foregoing.

(f) An involuntary petition is filed against Company (unless such petition is dismissed or discharged within thirty (30) days under any bankruptcy statute now or hereafter in effect) or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Company;

(g) A final judgment or order for the payment of money in excess of $10,000 is rendered against the Company and the same shall remain undischarged for a period of ten (10) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against the Collateral (as defined above) and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within ten (10) days after issue or levy.

(h) Any cessation of operations by Company.

(i) Company’s failure to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

(j) The sale, conveyance, or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of or transferred, or the consolidation, merger or other business combination of the Company with or into any other Person (as defined below) or Persons when the Company is not the survivor. “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(k) Company accrues past due accounts payable (whether to a single vendor or service provider or in combination to multiple vendors or service providers) in excess of fifty thousand dollars ($50,000) other than to legal and accounting professionals.

(l) Lender in good faith believes itself insecure.

(m) Company otherwise takes action which threatens Lender’s security for this Note or threatens Company’s ability to repay the same.

9.2 Notice of Event of Default. Company shall provide Lender with written notice of any Event of Default (whether occurring under this Agreement or the Note) within two (2) Business Days of the occurrence, commencement or recurrence of such Event of Default.

9.3 Lender Remedies Upon Event of Default. Upon the occurrence of any Event of Default and at any time thereafter, Lender may, at its option, declare any and all Obligations (as defined above) immediately due and payable without demand or notice of any kind and the same thereupon shall immediately become and be due and payable without demand or notice, in which event (subject to the further provisions of the Transaction Agreements) Lender shall have and may exercise from time to time any and all rights and remedies of a Lender under the Uniform Commercial Code in effect in any and all jurisdictions where UCC-1s or other documents are filed to perfect or maintain Lender’s security interest, as amended from time to time, and any and all rights and remedies available to it under any other applicable law, including but not limited to directing account debtors to make payment directly to Lender, settling, compromising or adjusting any of the Collateral (the same to be binding upon Company), commencing, prosecuting, and defending, as the case may be, any proceeding to collect or protect any or all of the Collateral, or any other proceeding with respect to any of the Collateral and selling any of the Collateral at private or public sale on such terms as Lender deems appropriate. Upon request of Lender, Company will immediately deliver and endorse or cause to be delivered and endorsed, to Lender or in accordance with Lender’s instructions, any of the Collateral. Any proceeds of any disposition of all or any part of the Collateral may be applied by Lender toward payment of such of the Obligations, and in such order of application, as Lender may from time to time elect. The remedies set forth herein shall be cumulative and not alternative and, upon the occurrence of an Event of Default, Lender may pursue any and all remedies available to it under the Transaction Agreements, at law, in equity, or otherwise.

10.	Miscellaneous.

10.1 Binding Agreement. The rights and obligations of the Company and the Lender under the Transaction Agreements shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

10.2 No Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.3 Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Lender, which may be withheld in Lender’s sole and absolute discretion.

10.4 Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the offending provision shall be modified to the minimum extent necessary to be enforceable in accordance with the parties original intentions and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.5 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents, made and to be performed entirely within the State of Colorado, without giving effect to conflicts of laws principles. Exclusive venue for all actions arising out of this Agreement shall be in the District Court in and for Larimer County, State of Colorado, which shall have authority to adjudicate all claims arising out of this Agreement.

10.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.8 Collection Costs. If Lender hires an attorney to assist in collecting any amount due or in enforcing any right or remedy under this Agreement or the Transaction Agreements, Company agrees to pay Lender’s reasonable attorney’s fees and collection costs. All amounts payable by Company under this Section 10.8 shall be payable on demand and shall accrue interest in the same fashion as principal advanced under the Note with interest beginning to run: (a) from the date Lender incurs the amount in any case where Lender has requested the Company to pay Lender’s costs and fees as incurred and Company has failed to do so, or (b) from the date Lender requests reimbursement in any case where Lender has not requested the Company to pay Lender’s costs and fees as incurred.

10.9 Further Assurances. The Company agrees at any time and from time to time at its expense, upon request of Lender and at Company’s sole expense, to promptly execute, deliver, or obtain or cause to be executed, delivered or obtained any and all further instruments and documents and to take or cause to be taken all such other action as the Lender may deem reasonably desirable in obtaining the full benefits of, or in preserving the liens and/or security interests of, the Transaction Agreements.

10.10 Survival. All representations, warranties, covenants, obligations and agreements made by the Company in connection the Transaction Agreements shall survive Closing, the disbursement of the loans and the execution and delivery of this Agreement and the Note.

10.11 Modification; Waiver. No modification or waiver of any provision of the Transaction Agreements or consent to departure therefrom shall be effective unless agreed to in writing by the Company and Lender.

10.12 Fees and Expenses. At the Closing, the Company shall pay the reasonable legal and due diligence fees and expenses of counsel to the Lender. If the amount of such costs and fees is not yet known at Closing (i.e., if Lender has not yet received a final bill for the same), such costs and fees shall be payable on demand in the same fashion set forth in Section 10.8.

10.13 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to Lender, upon any breach or default of the Company under this Agreement or any other Transaction Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Lender of any breach or default under this Agreement, or any waiver by Lender of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Lender, shall be cumulative and not alternative.

10.14 Notices and Other Communications. All notices, requests, demands and other communications permitted or required in the Transaction Agreements shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation with delivery confirmation, or (d) sent as electronic mail, in each case delivered or sent to the party to whom notice is being given to the business address or e-mail address set forth below or, as to each party, at such other business address or e-mail address as it may hereafter designate in writing to the other party pursuant to the terms of this Section 10.14. All such notices, requests, demands and other communications shall be deemed communicated or given on (i) the date received if personally delivered, (ii) five (5) Business Days after deposit in the mail if delivered by mail, (iii) the date delivered if delivered by overnight courier with delivery confirmation, or (iv) the date of transmission if sent by electronic mail, except that notices or requests delivered to the Lender via electronic mail shall not be effective until actually received and read by the Lender. All notices, requests, demands and other communications shall be addressed and given to Lender and Company as set forth below:

If to Lender:

BOCO Investments, LLC

262 E. Mountain Avenue

Fort Collins, CO 80524

Attention: Patrick Kanouff

Email: patrick@bohemiancompanies.com

If to Company:

C-BOND SYSTEMS, INC.

6035 South Loop East

Houston, TX 77033

Attention: Vince Pugliese

E-mail: vpugliese@cbondsystems.com

10.15 Deadlines. In the event that any deadline or date on which any action must be taken herein falls on a day other than a Business Day, such deadline or date on which action must be taken is extended to the next Business Day.

10.16 Entire Agreement. This Agreement together with the other Transaction Agreements constitute and contain the entire agreement among the Company and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

10.17 Miscellaneous. The provisions of this Agreement are cumulative and Lender shall have all the benefits, rights and remedies of and under the Transaction Agreements.

In Witness Whereof, the parties have executed this REVOLVING CREDIT FACILITY LOAN And SECURITY AGREEMENT as of the Effective Date.

The Company:

C-BOND SYSTEMS, INC., a Colorado corporation

By:	/s/ Scott R. Silverman
Print Name: Scott R. Silverman

Its: Chief Executive Officer

Lender:

BOCO Investments, LLC, a Colorado limited liability company

By:	/s/ Joseph C. Zimlich
Print Name: Joseph C. Zimlich
Title: President of Managing Member

Exhibit A

Form of Secured Promissory Note

[See attached]